CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated 30 September, 2011 on the proforma financial statements of Oxamedia Aggregate as of December 31, 2010 and quarters ending March 30, 2011 and June 30, 2011 and the reference to our firm under the caption "Experts" in the Registration Statement.

Verona, Italy

September 30, 2011

Sede legale: Via Oriani, 2 - 37122 Verona - Italia - Tel +39 045 8000365 - Fax +39 045 590290

Sede secondaria: Contrà Porti, 16 - 36100 Vicenza - Italia - Tel. +39 0444 237845 - Fax +39 0444 237851

P.IVA / Codice Fiscale / Registro delle Imprese di Verona 02356610234 - R.E.A. Verona 232734 - Capitale Sociale euro 60.000,00 i.v.

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